Exhibit 3.4

MARPAI, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Marpai, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the DGCL”),

DOES HEREBY CERTIFY:

1.            That the name of this corporation is Marpai, Inc., and that this corporation was originally incorporated in the state of Delaware pursuant to the DGCL on January 22, 2021.

2.            That the Board of Directors of the corporation (the “Board”) duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A hereto, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of the corporation as previously amended or supplemented.

3.            The foregoing resolution has been duly adopted by the Board and by the stockholders in accordance with Sections 242 and 245 of the DGCL, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the DGCL.

IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated:	March 31, 2021	MARPAI, INC.

		By:	/s/ Edmundo Gonzalez
		Name:	Edmundo Gonzalez
		Title:	CEO

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

MARPAI, INC.

ARTICLE I: NAME

The name of the Corporation is Marpai, Inc.

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of its registered office in the State of Delaware is 850 New Burton Road, Suite 201, Dover, DE 19904 in the county of Kent. The name of its registered agent at such address is Cogency Global Inc.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE IV: AUTHORIZED STOCK

1. Total Authorized.

The total number of shares of all classes of capital stock that the Corporation has authority to issue is 50,000,000 shares of common stock, consisting of: (a) forty six million, eight hundred forty one thousand eight hundred thirty six (46,841,836) shares of Class A Common Stock $0.0001 par value per share (“Class A Common Stock”), and (b) three million, one hundred fifty eight thousand one hundred and sixty four (3,158,164) Class B Common Stock, $0.0001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

2. Rights of Class A Common Stock and Class B Common Stock.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

2.1 Equal Status. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

2.2 Voting Rights. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate of Incorporation) of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or required by applicable law, when voting as a single class, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder.

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2.3 Dividend and Distribution Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable. Notwithstanding the foregoing, the Board of Directors may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class .

2.4 Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation, voting together as a single class.

2.5 Liquidation, Dissolution or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation, voting together as a single class .

2.6 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation, voting together as a single class .

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2.7 Conversion of Class B Common Stock.

(a) Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued if such shares are certificated or (ii) in which such shares are to be registered in book entry if such shares are uncertificated. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this Section 2.7(a), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this Section 2.7(a) shall be retired by the Corporation and shall not be available for reissuance.

(b) Automatic Conversion. Each share of Class B Common Stock shall be automatically, without further action by the holder thereof, converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined in Section 3 of this ARTICLE IV), other than a Permitted Transfer (as defined in Section 3 of this ARTICLE IV), of such share of Class B Common Stock (the occurrence of an event described in this Section 2.7(b), a “Conversion Event”). Each outstanding stock certificate that, immediately prior to a Conversion Event, represented one or more shares of Class B Common Stock subject to such Conversion Event shall, upon such Conversion Event, be surrendered by the holder thereof and exchanged for certificates representing (i) shares of Class A Common Stock equal to the number of shares of Class B Common Stock subject to such Conversion Event, and (ii) shares of Class B Common Stock not subject to such Conversion Event. Each share of Class B Common Stock that is converted pursuant to this Section 2.7(b) of ARTICLE IV shall thereupon be retired by the Corporation and shall not be available for reissuance.

(c) The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation, relating to effecting or evidencing the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred, and if such holder does not within ten (10) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and the same shall thereupon be registered on the books and records of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation), the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

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2.8 Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

2.9 Vote by Written Consent. Unless otherwise provided in this Certificate of Incorporation or the Bylaws, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. For the purposes of this Section 2 of this ARTICLE IV, to the extent permitted by applicable law, an electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated as of the date on which such writing or other electronic transmission is transmitted.

3. Definitions. For purposes of this Certificate of Incorporation:

3.1 “Certificate of Incorporation” means this Amended and Restated Certificate of Incorporation of Marpai, Inc., as amended from time to time.

3.2 “Charitable Trust” means a trust that is exempt from taxation under Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto), and further includes any successor entity that is exempt from taxation under Section 501(c)(3) (or any successor provision thereto) upon a conversion of, or transfer of all or substantially all of the assets of, a Charitable Trust to such successor entity (whether a determination letter with respect to such successor’s exemption is issued before, at or after the conversion date).

3.3 “Covered Security Date” means the date of the closing of the Company’s initial public offering of Class A Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission.

3.4 “Corporation” means Marpai, Inc.

3.5 “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

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3.6 “Qualified Stockholder” shall mean (a) the registered holder of a share of Class B Common Stock as of the Covered Security Date; (b) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation pursuant to the exercise or conversion of options, warrants or convertible promissory notes that were issued on or prior to the Covered Security Date; (c) any natural person that directly or indirectly owns or controls a majority of the voting power of the voting securities of the registered holder of a share of Class B Common Stock as of the Covered Security Date; and (d) a Permitted Transferee. For the avoidance of doubt, a natural person may be deemed a Qualified Stockholder but not necessarily be an actual stockholder of the Corporation at a given time.

3.7 “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

3.8 “Permitted Entity” shall mean with respect to a Qualified Stockholder (a) a Permitted Trust solely for the benefit of (i) such Qualified Stockholder, (ii) one or more Family Members, (iii) any other Permitted Entity and/or (iv) any entity that is described in Sections 501(c)(3), 170(b)(1)(A), 170(c), 2055(a) or 2522(a) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto), (b) any general partnership, limited partnership, limited liability company, corporation or other entity which controls, is controlled by or is under common control with the (i) such Qualified Stockholder, (ii) one or more Family Members, and/or (iii) any other Permitted Entity, (c) the personal representative of the estate of a Qualified Stockholder upon the death of such Qualified Stockholder solely to the extent the executor is acting in the capacity as personal representative of such estate, (d) a revocable living trust, which revocable living trust is itself both a Permitted Trust, during the lifetime of the natural person grantor of such trust, (e) a revocable living trust, which revocable living trust is itself both a Permitted Trust, following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust, (f) any other Permitted Trust, or (g) Parent of such Qualified Stockholder. Except as explicitly provided for herein, a Permitted Entity shall not cease to be a Permitted Entity solely by reason of the death of that Qualified Stockholder.

3.9 “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:

(a) by a Qualified Stockholder (or the estate of a deceased Qualified Stockholder) to (i) one or more Family Members, or (ii) any Permitted Entity; or (iii) to such Qualified Stockholder’s revocable living trust, which revocable living trust is itself both a Permitted Trust; or (iv) another Qualified Stockholder;

(b) by a Permitted Entity to (i) any Qualified Stockholder or one or more Family Members, or (ii) any other Permitted Entity; or

(c) by a Qualified Stockholder that is a natural person or revocable living trust to an entity that is exempt from taxation under Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto) (a “501(c)(3) Organization”) or an entity that is exempt from taxation under Section 501(c)(3) and described in Section 509(a)(3) of United States Internal Revenue Code of 1986, as amended (or any successor provision thereto) (a “Supporting Organization”), as well as any Transfer by a 501(c)(3) Organization to a Supporting Organization of which such 501(c)(3) Organization (x) is a supported organization (within the meaning of Section 509(f)(3) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto)), and (y) has the power to appoint a majority of the board of directors, provided that such 501(c)(3) Organization or such Supporting Organization irrevocably elects, no later than the time such share of Class B Common Stock is Transferred to it, that such share of Class B Common Stock shall automatically be converted into Class A Common Stock upon the death of such Qualified Stockholder or the natural person grantor of such Qualified Stockholder.

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3.10 “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

3.11 “Permitted Trust” shall mean a bona fide trust where each trustee is (a) a Qualified Stockholder, (b) a Family Member of a Qualified Stockholder, (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments, (d) an employee or professional advisor of a Qualified Stockholder or a Family Member of a Qualified Stockholder, or (e) solely in the case of any such trust established by a natural person grantor, any other bona fide trustee.

3.12 “Transfer” of a share of Class B Common Stock shall mean, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise. A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, holders of voting securities of any such entity or Parent of such entity. Notwithstanding the foregoing, the following shall not be considered a “Transfer” within the meaning of this ARTICLE IV:

(a) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders or in connection with any action by written consent of the stockholders solicited by the Board of Directors (if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation);

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement (i) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (ii) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (iii) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(c) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time; or

(d) any change in the trustees or the person(s) and/or entity(ies) having or exercising Voting Control over shares of Class B Common Stock (i) of a Charitable Trust that qualifies as a Permitted Entity pursuant to ARTICLE IV, Section 3.7 above, or (ii) of a Permitted Entity provided that following such change such Permitted Entity continues to be a Permitted Entity pursuant to ARTICLE IV, Section 3.7 above.

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3.13 “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

ARTICLE V: AMENDMENT OF BYLAWS

The Board of Directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of directors then in office. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. .

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Number of Directors. The number of directors shall be fixed from time to time by resolution adopted by a majority of the voting power of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class.

3. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Corporation’s Bylaws or in accordance with applicable law. \. No decrease in the number of directors constituting the Whole Board shall shorten the term of any incumbent director.

4. Board Vacancies. Any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall (unless otherwise required by applicable law) be filled only by the consent of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class. Any director elected in accordance with the preceding sentence shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which the director has been elected expires or until such director’s successor shall have been duly elected and qualified.

5. Vote by Ballot. Election of directors need not be by written ballot.

ARTICLE VII: DIRECTOR LIABILITY

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this ARTICLE VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

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Any amendment, repeal or modification of the foregoing provisions of this ARTICLE VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

ARTICLE VIII: INDEMNIFICATION

The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys” fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this ARTICLE VIII the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this ARTICLE VIII or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this ARTICLE VIII is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

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5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Non-Exclusivity of Rights. The rights conferred on any person by this ARTICLE VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, or any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

8. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this ARTICLE VIII; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this ARTICLE VIII.

9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this ARTICLE VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

ARTICLE IX: MATTERS RELATING TO STOCKHOLDERS

Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE X: CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, (4) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or Bylaws or (5) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Provisions in this ARTICLE X do not apply to claims brought under the Securities Act of 1933 or the Securities Exchange Act, each as amended, to the extent inconsistent with the requirements of those laws, and investors may not waive compliance with any such laws. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE X.

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ARTICLE XI: AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and the provisions set forth in this ARTICLE XI. Any amendment to or repeal of this Certificate of Incorporation or any provision or article thereof shall require the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.

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